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As filed with the Securities and Exchange Commission on August 31, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GASCO ENERGY, INC.*
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0204105 (I.R.S. Employer Identification Number)

8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(303) 483-0044
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

W. King Grant
President and Chief Executive Officer
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(303) 483-0044
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Caroline Blitzer
Brenda K. Lenahan
Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, NY 10103-0040
(212) 237-0251
(917) 849-5317 (Fax)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities(2)(3)

Preferred Stock(2)

Common Stock

Warrants(2)(4)

Purchase Contracts(2)(5)

Units(2)(6)

Guarantee of Debt Securities(7)

Total	N/A	N/A	$100,000,000(8)(9)	$11,610(9)

(1)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, the Debt Securities, Preferred Stock, Warrants, Purchase Contracts or Units being registered.

(3)
The aggregate principal amount of the Debt Securities may be increased if any Debt Securities are issued at an original issue discount, in which case the gross proceeds received will be equal to the amount being registered above. Any offering of Debt Securities denominated in other than United States dollars will be treated as the United States-dollar equivalent calculated using the exchange rate that is applicable at the time of initial offering. The aggregate initial offering price of all securities being registered under this registration statement will not exceed $100.0 million.

(4)
Includes warrants to purchase our debt or equity securities or securities of third parties or other rights.

(5)
Includes an indeterminable number of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination thereof; currencies; or commodities.

(6)
Includes an indeterminable number of units consisting of two or more securities described in this prospectus, in any combination.

(7)
One or more subsidiaries of Gasco Energy, Inc. named as a co-registrant may fully, irrevocably and unconditionally guarantee on an unsecured basis the Debt Securities. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee of the Debt Securities being registered.

(8)
Rule 457(o) permits the registration statement fee to be calculated on the basis of the maximum offering price of all of the securities listed. Therefore, the table does not specify information as to the amount to be registered by each class or the proposed maximum offering price per security.

(9)
No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, the Debt Securities, Preferred Stock, Warrants, Purchase Contracts or Units being registered hereunder.

*
Each of the following subsidiaries of Gasco Energy, Inc. is a co-registrant and is incorporated or organized in the indicated state and has the indicated I.R.S. Employer Identification Number.

Gasco Production Company
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1461816 (I.R.S. Employer Identification Number)

Riverbend Gas Gathering, LLC
(Exact Name of Registrant As Specified In Its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	43-2049794 (I.R.S. Employer Identification Number)

Myton Oilfield Rentals, LLC
(Exact Name of Registrant As Specified In Its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-1202389 (I.R.S. Employer Identification Number)

         Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 31, 2011

PROSPECTUS

$100,000,000
GASCO ENERGY, INC.
Debt Securities
Preferred Stock
Common Stock
Warrants
Purchase Contracts
Units
Guarantee of Debt Securities of Gasco Energy, Inc. by:
Gasco Production Company
Riverbend Gas Gathering, LLC
Myton Oilfield Rentals, LLC

        We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series. Any debt securities we issue under this prospectus may be guaranteed by one or more of our subsidiaries.

        The aggregate initial offering price of the securities that we will offer will not exceed $100.0 million. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

        This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiaries. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See "Plan of Distribution." The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

        Investing in any of our securities involves risk. Please read carefully the section entitled "Risk Factors" beginning on page 6 of this prospectus.

        Our common stock is traded on the NYSE Amex under the symbol "GSX."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                    , 2011.

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to "Gasco," "Company," "we" or "our" are to Gasco Energy, Inc. and its subsidiaries.

THE COMPANY

        We are a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Our principal business strategy is to enhance stockholder value by generating and developing high-potential exploitation resources in these areas. Our principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. As of the date of this prospectus, we are focusing our operational efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Green River, Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.

        Our principal office is located at 8 Inverness Drive East, Suite 100, Englewood, Colorado, and our telephone number is (303) 483-0044. Our website address is www.gascoenergy.com. Information on our website or about us on any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        Our common stock is traded on the NYSE Amex under the symbol "GSX."

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy material and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may inspect and copy any such material at the SEC's public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.

        Our filings are also available to the public through the SEC's website at www.sec.gov.

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration statement, you should always check for reports we may have filed with the SEC after the date of this prospectus in addition to those set forth below. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 2, 2004, and any other amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock;

  •
  our Annual Report on Form 10-K for the year ended December 31, 2010, as amended by Form 10-K/A;

  •
  our Proxy Statement on Schedule 14A filed with the SEC on May 24, 2011, as supplemented on July 5, 2011;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011; and

  •
  our Current Reports on Form 8-K filed with the SEC on each of January 10, 2011, February 11, 2011, May 24, 2011, June 10, 2011, July 5, 2011, July 13, 2011, July 25, 2011 and July 29, 2011 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

        All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the registration statement and prior to the effectiveness of the registration statement or after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings at no cost by contacting us at the following address or telephone number:

Gasco Energy, Inc.
Attention: Corporate Secretary
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(303) 483-0044

        You may also find information about us on our website at www.gascoenergy.com. However, the information on our website is not part of this prospectus.

 CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein, our filings with the SEC and our public releases contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all matters that are not historical facts and, include, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe" or "continue" or the negative thereof or similar terminology.

        Forward-looking statements involve and can be affected by inaccurate assumptions or by known and unknown risks and uncertainties which may cause our actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Risk factors and other factors that could cause our actual results to differ materially from those implied by or contained in any forward-looking statement are noted in this prospectus and the documents incorporated by reference herein. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled "Risk Factors" included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including in any Annual Report on Form 10-K or Quarterly Report on Form 10-Q or other SEC filings incorporated herein by reference, as well as the following:

  •
  fluctuations in natural gas and oil prices;

  •
  pipeline constraints;

  •
  overall demand for natural gas and oil in the United States;

  •
  changes in general economic conditions in the United States;

  •
  our ability to manage interest rate and commodity price exposure;

  •
  changes in our borrowing arrangements;

  •
  our ability to generate sufficient cash flow to operate;

  •
  the condition of credit and capital markets in the United States;

  •
  the amount, nature and timing of capital expenditures;

  •
  drilling of wells;

  •
  acquisition and development of oil and gas properties;

  •
  operating hazards inherent to the natural gas and oil business;

  •
  timing and amount of future production of natural gas and oil;

  •
  operating costs and other expenses;

  •
  cash flow and anticipated liquidity;

  •
  future operating results;

  •
  marketing of oil and natural gas;

  •
  competition and regulation; and

  •
  plans, objectives and expectations.

        Any of these factors and other factors contained in this prospectus, any prospectus supplement or any documents incorporated by reference could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider our forward-looking statements, you should keep in mind these factors. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these factors. Our forward-looking statements speak only as of the date of this prospectus. We assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

RISK FACTORS

        Your investment in our securities involves risks. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K , any Quarterly Reports on From 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Also, please read "Cautionary Statements Regarding Forward-Looking Statements."

 ABOUT THE SUBSIDIARY GUARANTORS

        Gasco Production Company, Riverbend Gas Gathering, LLC, and Myton Oilfield Rentals, LLC constitute all of our subsidiaries as of the date of this prospectus and, unless otherwise indicated in an accompanying prospectus supplement, each will jointly and severally, fully, irrevocably and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. We refer to these subsidiary guarantors in this prospectus as the "Subsidiary Guarantors." Financial information concerning our Subsidiary Guarantors is included in our consolidated financial statements filed as a part of our periodic reports pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC, and incorporated by reference herein.

        Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" of this prospectus.

 USE OF PROCEEDS

        Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus and any accompanying prospectus supplement for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITIES DIVIDENDS

        The following table contains our consolidated ratios of earnings to fixed charges and ratios of earnings to fixed charges plus preference securities dividends for the periods indicated.

	Years Ended December 31,
									Six Months Ended June 30, 2011
	2006		2007		2008	2009		2010
Ratio of earnings to fixed charges		(1)		(1)	3.8		(1)	1.6		(1)
Ratio of earnings to fixed charges and preference securities dividends		(2)		(2)	3.8		(2)	1.6		(2)

(1)
Our consolidated ratio of earnings to fixed charges was less than 1.0 for the periods indicated. To achieve a consolidated ratio of earnings to fixed charges of 1.0, we would have had to generate additional earnings of $55,819,160, $104,373,921 and $50,188,171 for the fiscal years ended December 31, 2006, 2007 and 2009, respectively, and $2,927,546 for the six months ended June 30, 2011.

(2)
Our consolidated ratio of earnings to combined fixed charges and preference securities was less than 1.0 for the periods indicated. To achieve a consolidated ratio of earnings to fixed charges of 1.0, we would have had to generate additional earnings of $55,820,553, $104,373,921 and $50,188,171 for the fiscal years ended December 31, 2006, 2007 and 2009, respectively, and $2,927,546 for the six months ended June 30, 2011.

DESCRIPTION OF DEBT SECURITIES

        The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, our subsidiaries, if our subsidiaries are guarantors of such Debt Securities, and Wells Fargo Bank, National Association, as Trustee (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called the "Indentures."

        The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

        Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Gasco and our creditors, including Holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may our self be a creditor with recognized claims against such subsidiary.

        We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the Indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

        The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 301). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities may be our secured or unsecured obligations.

        The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Subordinated Indenture) as described under "—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

        If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock (Section 301).

        If specified in the prospectus supplement respecting a particular series of Debt Securities, our subsidiaries (the "Subsidiary Guarantors") will fully and unconditionally guarantee (the "Subsidiary Guarantees") on a joint and several basis such Debt Securities as described under "—Subsidiary Guarantees" and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Subsidiary Guarantor. Subsidiary Guarantees of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

        The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

          (1)   the title of the Debt Securities;

          (2)   whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

          (3)   whether the Subsidiary Guarantors will provide Subsidiary Guarantees of the Debt Securities;

          (4)   any limit on the aggregate principal amount of the Debt Securities;

          (5)   the dates on which the principal of the Debt Securities will be payable;

          (6)   the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

          (7)   the place or places where payments on the Debt Securities will be payable;

          (8)   any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

          (9)   any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

          (10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

          (11) whether the Debt Securities are defeasible;

          (12) any addition to or change in the Events of Default;

          (13) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

          (14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

          (15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

        Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof ("Original Issue Discount Securities"), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

        The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and such indebtedness may also be senior in right of payment to all of our Subordinated Debt (Article Twelve of the Subordinated Indenture). The prospectus supplement relating to any

Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

  •
  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

        The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

        The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment (Section 1202 of the Subordinated Indenture).

        The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under "—Legal Defeasance and Covenant Defeasance" (Section 1215 of the Subordinated Indenture).

Subsidiary Guarantees

        If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Subsidiary Guarantors.

        Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our obligations under the Debt Securities of a series and the related Indenture, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor (Section 1302).

        In the case of Subordinated Debt Securities, a Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture (Article Fourteen of the Subordinated Indenture).

        Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary

Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally (Section 1306).

        Each Subsidiary Guarantee will be a continuing guarantee and will:

          (1)   remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

          (2)   be binding upon each Subsidiary Guarantor; and

          (3)   inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

        In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary in compliance with the provisions of the applicable Indenture, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other Person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee (Section 1304). In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

        The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).

        At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).

        Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any other transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such other transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 305). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 1002).

        If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt

Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 305).

Global Securities

        Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

        Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

          (1)   the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

          (2)   an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

          (3)   subject to the rules of the Depositary, we have elected to terminate the book-entry system through the Depositary; or

          (4)   other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement (Section 305).

        All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Section 305).

        As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 308). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

        Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to Persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt

Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees, or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest (Section 307).

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in Dallas, Texas will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in Dallas, Texas will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 1002).

        All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 1003).

Consolidation, Merger and Sale of Assets

        Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

          (1)   the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

          (2)   immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

          (3)   several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 801).

        The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities (Section 803).

Events of Default

        Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

          (1)   failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (2)   failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (3)   failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

          (4)   failure to perform or comply with the provisions described under "—Consolidation, Merger and Sale of Assets";

          (5)   failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

          (6)   any Debt of ours, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $20.0 million;

          (7)   any judgment or decree for the payment of money in excess of $20.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

          (8)   certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

          (9)   if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture) (Section 501).

        If an Event of Default (other than an Event of Default with respect to Gasco described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Gasco described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration and its consequences if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 502). For information as to waiver of defaults, see "—Modification and Waiver" below.

        Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).

        No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

          (1)   such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

          (2)   the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

          (3)   the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

        However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 508).

        We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 1004).

Modification and Waiver

        We may modify or amend an Indenture without the consent of any Holders of the Debt Securities in certain circumstances, including:

          (1)   to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor's obligations to Holders of Debt Securities;

          (2)   to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the Holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

          (3)   to add any additional Events of Default;

          (4)   to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

          (5)   to secure the Debt Securities;

          (6)   to establish the form or terms of any series of Debt Securities;

          (7)   to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

          (8)   to cure any ambiguity, defect or inconsistency;

          (9)   to add Subsidiary Guarantors; or

          (10) in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Debt (Section 901).

        Other modifications and amendments of an Indenture may be made by us, any Subsidiary Guarantors and the applicable Trustee only with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

          (1)   change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

          (2)   reduce the principal amount of or any premium or interest on, any Debt Security;

          (3)   reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

          (4)   change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

          (5)   impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

          (6)   modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the applicable Debt Securities;

          (7)   except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

          (8)   reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

          (9)   reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

          (10) modify such provisions with respect to modification, amendment or waiver; or

          (11) following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder (Section 902).

        The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 1009). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 513).

        Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

          (1)   the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

          (2)   if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

          (3)   the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

          (4)   certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Section 101).

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only Persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 104).

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

          (1)   either:

            (a)   all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

            (b)   all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

          (2)   we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

          (3)   we have delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series has been satisfied (Article Four).

Legal Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, which we call "legal defeasance" or Section 1503, relating to defeasance of certain restrictive covenants, applied to the Debt Securities of any series, or to any specified part of a series, which we call "covenant defeasance" (Section 1501).

        Legal Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accounts) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

          (1)   we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, and legal defeasance were not to occur;

          (2)   no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under "—Events of Default," at any time until 121 days after such deposit;

          (3)   such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

          (4)   in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

          (5)   we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1502 and 1504).

        Covenant Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants), clauses (6), (7) and (9) under "Events of Default" and any other that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) in the preceding paragraph are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Sections 1503 and 1504).

        If we exercise either our legal defeasance or one covenant defeasance option, any Subsidiary Guarantee will terminate (Section 1304).

Notices

        Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Sections 101 and 106).

Title

        We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 308).

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 112).

The Trustee

        We will enter into each Indenture with Wells Fargo Bank, National Association, if it is then qualified to act under the Trust Indenture Act of 1939, and with any other Trustee chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with each Trustee and one or more of its affiliates.

        Resignation or Removal of Trustee.    If the Trustee under either Indenture has or acquires a conflicting interest within the meaning of the Trust Indenture Act of 1939, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture (Section 608). Any resignation will require the appointment of a successor Trustee under the Indenture in accordance with the terms and conditions of such Indenture (Sections 610 and 611).

        A Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in principal amount of the Outstanding Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series (Section 610).

        Limitations on Trustee if It Is Our Creditor.    Each Indenture contains certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise (Section 613).

        Certificates and Opinions to Be Furnished to Trustee.    Each Indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of the Indenture, every application by us for action by the Trustee must be accompanied by an Officers' Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us (Section 102).

DESCRIPTION OF CAPITAL STOCK

        Set forth below is a description of the material terms of our capital stock. However, this description is not complete and is qualified by reference to our certificate of incorporation (including our certificates of designation) and bylaws. Copies of our articles of incorporation (including our certificates of designation) and bylaws are available from us upon request. These documents have also been filed with the SEC. Please read "Where You Can Find More Information" of this prospectus.

Authorized Capital Stock

        Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 20,000 shares are designated as Series B Convertible Preferred Stock and 2,000,000 shares are designated as Series C Convertible Preferred Stock.

Common Stock

        Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock. Subject to the rights and preferences of any shares of preferred stock that are outstanding or that we may issue in the future, the holders of common stock are entitled to receive:

  •
  dividends as may be declared by our board of directors; and

  •
  pro rata, based on the number of shares held, all of our assets available for distribution to our common stockholders in liquidation.

        There are no preemptive rights or redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

        Subject to the provisions of our articles of incorporation and legal limitations, our board of directors has the authority, without further vote or action by the stockholders:

  •
  to issue up to 5,000,000 shares of preferred stock in one or more series; and

  •
  to fix the rights, preferences, privileges and restrictions of our preferred stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of the common stock.

        The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. The issuance of shares of preferred stock may discourage third party bids for our common stock or may otherwise adversely affect the market price of the common stock. In addition, the preferred stock may enable our board of directors to make more difficult or to discourage attempts to obtain control of our company through a hostile tender offer, proxy contest, merger or otherwise or to make changes in our management.

Series B Preferred Stock

        Subject to the provisions of our articles of incorporation and the certificate of designation governing the terms of our Series B Preferred Stock, our board of directors has the authority to issue up to 20,000 shares of Series B Preferred Stock. As of the date of this prospectus, we had no shares of Series B Preferred Stock issued and outstanding.

Series C Convertible Preferred Stock

        Subject to the provisions of our articles of incorporation and the certificate of designation governing the terms of our Series C Convertible Preferred Stock, our board of directors has the authority to issue up to 2,000,000 shares of Series C Convertible Preferred Stock. As of the date of this prospectus, we had 191,000 shares of Series C Convertible Preferred Stock issued and outstanding.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

        Our articles of incorporation and bylaws contain several provisions that could delay or make more difficult the acquisition of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.

Written Consent of Stockholders

        Our bylaws provide that any action required or permitted to be taken by our stockholders may be taken at a duly called meeting of stockholders or by the written consent of 100% of the outstanding voting power.

Special Meetings of Stockholders

        Subject to the rights of the holders of any series of preferred stock, our bylaws provide that special meetings of the stockholders may be called by the board of directors by the resolution of a majority of our board of directors or at the written demand of 60% of the shares outstanding and entitled to vote, or by our President or by one of our Vice Presidents.

Advance Notice Procedure for Director Nominations and Stockholder Proposals

        Our bylaws provide that adequate notice must be given to nominate candidates for election as directors or to make proposals for consideration at annual meetings of stockholders. Notice of a stockholder's intent to nominate a director must be delivered to or mailed and received at our principal executive offices as follows:

  •
  for an election to be held at the annual meeting of stockholders, not later than 90 calendar days, nor earlier than 120 calendar days, prior to the anniversary date of the immediately preceding annual meeting of stockholders; and

  •
  for an election to be held at a special meeting of stockholders, not later than the later of (1) 90 calendar days, nor earlier than 120 calendar days, prior to the special meeting or (2) 10 calendar days following the public announcement of the special meeting.

        Notice of a stockholder's intent to raise business at an annual meeting must be received at our principal executive offices not later than 90 calendar days, nor earlier than 120 calendar days, prior to the anniversary date of the preceding annual meeting of stockholders.

        These procedures may operate to limit the ability of stockholders to bring business before a stockholders' meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

Amendment of the Bylaws

        Our board of directors may amend or repeal the bylaws and adopt new bylaws. The holders of common stock may amend or repeal the bylaws and adopt new bylaws by a majority vote.

Nevada Takeover Statute

        Under the terms of our articles of incorporation and as permitted under Nevada law, we have elected not to be subject to Nevada's anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation could not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. With the approval of our stockholders, we may amend our articles of incorporation in the future to become governed by the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. By opting out of the Nevada anti-takeover law, third parties could pursue a takeover transaction that was not approved by our board of directors.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and Series C Convertible Preferred Stock is ComputerShare Trust Company, N.A., and its telephone number is (303) 262-0600.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions any applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

  •
  the currency or currencies, in which the price of such warrants will be payable;

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  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

  •
  the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of material United States federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of:

  •
  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

  •
  currencies; or

  •
  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

 DESCRIPTION OF UNITS

        We may issue units consisting of two or more securities described in this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. The holder of a unit, therefore, will have the rights and obligations of a holder of each underlying security. The applicable prospectus supplement will describe:

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  the terms of the units and of the underlying securities, including whether and under what circumstances the securities comprising the units may be traded separately;

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  the terms of any unit agreement governing the units; and

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  the provisions for the payment, settlement, transfer or exchange of the units.

 FORMS OF SECURITIES

        Each debt security, warrant and unit may be represented by one or more global securities representing the entire issuance of securities. Global securities will be issued in registered form. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as will be explained more fully in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell or distribute the securities offered by this prospectus in one or more of the following ways:

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  through underwriters or dealers;

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  through agents

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  directly to purchasers;

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  in "at the market offerings' to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

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  transaction not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

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  through a combination of any of these methods of sale.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        In addition, we may sell some or all of the securities included in this prospectus through:

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  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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  privately negotiated transactions.

        In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

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  enter into transactions involving short sales of the common shares by broker-dealers;

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  sell common shares short and redeliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

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  loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        There is currently no market for any of the securities included in this prospectus, other than the shares of common stock listed on the NYSE Amex. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing any such other securities on any securities exchange; any such listing with respect to any particular of such other securities will be described in the applicable prospectus supplement.

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

        If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market.

        We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

        Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

        Pursuant to a requirement by the Financial Industry Regulatory Authority (the "FINRA"), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

        If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

 LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon by Vinson & Elkins L.L.P., New York, New York and/or Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements of Gasco Energy, Inc. as of December 31, 2010, and 2009, and for each of the years in the three-year period ended December 31, 2010 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        Certain estimates of the oil and natural gas reserves of Gasco Energy, Inc. and related future net cash flows and the present values thereof, referred to, included or incorporated in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2010, were based upon reserve reports prepared by Netherland, Sewell & Associates, Inc., independent oil engineering firm. We have referred to, included in and incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses that will be paid by Gasco Energy, Inc. in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$11,610
Fees and expenses of accountants	100,000
Fees and expenses of legal counsel	200,000
Printing and engraving expenses	25,000
Miscellaneous (including any FINRA fees, applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	25,000

Total	361,610

Item 15.    Indemnification of Directors and Officers.

Gasco Energy, Inc.

        Section 78.7502 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than certain actions by or in right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. NRS 78.138 provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) the director's or officer's act or failure to act in his or her capacity constituted a breach of his or her fiduciary duties as a director or officer and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

        NRS 78.751(1) provides that any discretionary indemnification made pursuant to NRS 78.7502 may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a)   By the stockholders;

          (b)   By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

          (c)   If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d)   If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

        Pursuant to NRS 78.751(2), the articles of incorporation or bylaws of a corporation may provide that the expenses incurred by officers and directors in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

        Gasco Energy, Inc.'s amended and restated articles of incorporation provide that indemnification shall be made to the fullest extent permitted by the NRS for all of Gasco Energy, Inc.'s current or former directors or officers.

        As permitted by the NRS, the amended and restated articles of incorporation provide that directors, officers and agents of Gasco Energy, Inc. shall have no personal liability to Gasco Energy, Inc. or its stockholders for monetary damages for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity, except (a) to the extent provided by NRS 78.138, (b) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (c) for unlawful payments of dividends under NRS 78.300.

Gasco Production Company

        Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), among other things, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of any such threatened, pending, or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        Gasco Production Company's restated certificate of incorporation and amended and restated bylaws provide for indemnification to the fullest extent authorized by the DGCL of all of Gasco Production Company's current and former directors and officers and such persons who serve at the request of Gasco Production Company as directors, officers, employees, or agents of any other enterprise against certain liabilities under certain circumstances.

        The restated certificate of incorporation provides that directors of Gasco Production Company shall have no personal liability to Gasco Production Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of loyalty to Gasco Production Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Riverbend Gas Gathering, LLC and Myton Oilfield Rentals, LLC

        NRS 86.411 provides that a limited liability company may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than certain actions by or in right of the company, because he or she is or was a manager, member, employee or agent of the company or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

        NRS 86.431(2) provides that any discretionary indemnification made pursuant to NRS 86.411 may be made by the limited liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made:

          (a)   By the members or managers as provided in the articles of organization or the operating agreement;

          (b)   If there is no provision in the articles of organization or the operating agreement, by a majority in interest of the members who are not parties to the action, suit or proceeding;

          (c)   If a majority in interest of the members who are not parties to the action, suit or proceeding so order, by independent legal counsel in a written opinion; or

          (d)   If members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

        Pursuant to NRS 86.441, the articles of organization or operating agreement of a limited liability company may provide that the expenses of members and managers incurred in defending civil or criminal proceedings may be paid by the company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the company.

        The operating agreement of Riverbend Gas Gathering, LLC provides that to the fullest extent permitted by the NRS, Riverbend Gas Gathering, LLC (a) shall indemnify each member who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, any appeal therein, or any inquiry or investigation preliminary thereto, by reason of the fact that it is or was a member; (b) shall pay or reimburse a member for expenses incurred by it in advance of the final disposition of a proceeding to which such member was, is or is threatened to be made a party, and in connection with its appearance as a witness or other participation in any proceeding; and (c) at the direction of its member, may indemnify and advance expenses to an officer, employee or agent of the company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to members.

        Myton Oilfield Rentals, LLC does not have an operating agreement.

Item 16.    Exhibits.

        The following documents are filed as exhibits to this registration statement:

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.

4.1		Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K dated December 31, 1999, filed on January 21, 2000, File No. 000-26321).

4.2		Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K/A dated January 31, 2001, filed on February 16, 2001, File No. 000-26321).

4.3		Certificate of Amendment to Articles of Incorporation dated June 21, 2005 (incorporated herein by reference to Exhibit 3.3 to the Company's Form 10-Q/A for the quarter ended June 30, 2005, filed on August 9, 2005, File No. 001-32369).

4.4		Certificate of Amendment to Articles of Incorporation dated September 20, 2010 (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K dated September 20, 2010, filed on September 20, 2010, File No. 001-32369).

4.5		Second Amended and Restated Bylaws of Gasco Energy, Inc., dated April 8, 2009 (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K dated April 8, 2009, filed on April 8, 2009, File No. 001-32369).

4.6		Certificate of Designation for Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.5 to the Company's Form S-1 Registration Statement dated April 16, 2003, filed April 17, 2003, File No. 333-104592).

4.7		Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock dated as of June 22, 2010 (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K dated June 22, 2010, filed on June 28, 2010, File No. 001-32369).

4.8	**	Form of Indenture for Senior Debt Securities.

4.9	**	Form of Indenture for Subordinated Debt Securities.

4.10	*	Form of Senior Debt Securities.

4.11	*	Form of Subordinated Debt Securities.

4.12	*	Form of Preferred Stock Certificate.

4.13	*	Form of Warrant and, if applicable, Warrant Agreement.

4.14	*	Form of Purchase Contract.

4.15	*	Form of Unit Agreement.

4.16	*	Form of Certificate of Designations.

4.17		Indenture dated as of October 20, 2004, between Gasco Energy, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 20, 2004, File No. 000-26321).

4.18		Form of Global Note representing $65 million principal amount of 5.5% Convertible Senior Notes due 2011 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 20, 2004, File No. 000-26321).

Exhibit No.	Description
4.19	Registration Rights Agreement dated October 20, 2004, among Gasco Energy, Inc., J.P. Morgan Securities Inc. and First Albany Capital Inc (incorporate by reference to Exhibit 4.10 to the Company's Form 10-Q for the quarter ended September 30, 2004 filed on November 12, 2004, File No. 000-26321).

4.20	Pledge and Security Agreement dated March 29, 2006 by and among Gasco Energy, Inc., Gasco Production Company, Riverbend Gas Gathering, LLC, Myton Oilfield Rentals, LLC and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K dated March 29, 2006, filed March 30, 2006, File No. 001-32369).

4.21	Indenture (including form of 2015 Note) dated as of June 25, 2010 between Gasco Energy, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to the Company's Form 8-K dated June 22, 2010, filed on June 28, 2010, File No. 001-32369).

4.22	First Supplemental Indenture dated as of September 22, 2010 (incorporated by reference to Exhibit 10.7 to the Company's Form 10-Q dated September 30, 2010, filed on November 2, 2010, File No. 001-32369).

4.23	Guaranty Agreement dated as of June 25, 2010 among Gasco Production Company, Riverbend Gas Gathering, LLC, and Myton Oilfield Rentals, LLC, in favor of Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K dated June 22, 2010, filed on June 28, 2010, File No. 001-32369).

4.24	Investor Rights Agreement dated as of June 25, 2010 among Gasco Energy, Inc., CNH CA Master Account, L.P. and AQR Absolute Return Master Account, L.P. (incorporated by reference to Exhibit 4.3 to the Company's Form 8-K dated June 22, 2010, filed on June 28, 2010, File No. 001-32369).

4.25	Credit Agreement dated March 29, 2006 by and among Gasco Energy, Inc., Gasco Production Company, Riverbend Gas Gathering, LLC, Myton Oilfield Rentals, LLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 4.1 to the Company's Form 8-K dated March 29, 2006, filed March 30, 2006, File No. 001-32369).

4.26	First Amendment to the Credit Agreement dated April 22, 2008 by and among Gasco Energy, Inc., Gasco Production Company, Riverbend Gas Gathering, LLC, Myton Oilfield Rentals, LLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (incorporated herein by reference to Exhibit 4.13 to the Company's Form 10-Q dated March 31, 2008, filed May 6, 2008, File No. 001-32369).

4.27	Second Amendment to the Credit Agreement, dated as of December 10, 2008, by and among by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K dated December 12, 2008, filed on December 12, 2008, File No. 001-32369).

4.28	Third Amendment to the Credit Agreement, dated as of May 14, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K dated May 15, 2009, File No. 001-32369).

Exhibit No.		Description
4.29		Fourth Amendment to the Credit Agreement, dated as of July 6, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to the Company's Form 8-K dated July 7, 2009, File No. 001-32369).

4.30		Fifth Amendment to the Credit Agreement, dated as of August 28, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to the Company's Form 8-K dated August 31, 2009, File No. 001-32369).

4.31		Sixth Amendment to the Credit Agreement, dated as of September 30, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to the Company's Form 8-K dated October 1, 2009, File No. 001-32369).

4.32		Seventh Amendment to the Credit Agreement, dated as of October 30, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to the Company's Form 10-Q dated September 30, 2009, File No. 001-32369).

4.33		Eighth Amendment to the Credit Agreement, dated as of December 1, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to the Company's Form 8-K dated December 1, 2009, File No. 001-32369).

4.34		Ninth Amendment to the Credit Agreement, dated as of February 1, 2010, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to the Company's Form 8-K dated February 1, 2010, File No. 001-32369).

4.35		Tenth Amendment to Credit Agreement dated as of June 22, 2010 by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.2 to the Company's Form 8-K dated June 22, 2010, filed on June 28, 2010, File No. 001-32369).

4.36		Eleventh Amendment to Credit Agreement dated as of November 3, 2010 by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K dated November 3, 2010, filed on November 9, 2010, File No. 001-32369).

5.1	**	Opinion of Dill Dill Carr Stonbraker & Hutching, P.C., as to the legality of the securities being registered.

5.2	**	Opinion of Vinson & Elkins L.L.P.

12.1	**	Computation of Ratio of Earnings to Fixed Charges.

Exhibit No.		Description
12.2	**	Computation of Ratio of Earnings to Fixed Charges and Preference Securities Dividends.

23.1	**	Consent of KPMG LLP.

23.2	**	Consent of Netherland, Sewell & Associates, Inc.

23.3	**	Consent of Dill Dill Carr Stonbraker & Hutching, P.C. (contained in Exhibit 5.1).

23.4	**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.2).

24.1	**	Powers of Attorney (included in the signature pages of this registration statement).

25.1	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture

25.2	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*
To be filed by amendment or as an exhibit to a subsequent current report on Form 8-K.

**
Filed herewith.

***
To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  provided; however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  If the registrants are relying on Rule 430B:

              (A)  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

             (ii)  If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about each of the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each of its indentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Act") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 31, 2011.

GASCO ENERGY, INC.
By:	/s/ W. KING GRANT W. King Grant President and Chief Executive Officer

POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of W. King Grant and Peggy A. Herald, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 2011.

Signature	Title

/s/ W. KING GRANT W. King Grant	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ PEGGY A. HERALD Peggy A. Herald	Vice President and Chief Accounting Officer (Principal Financial Officer)
/s/ CHARLES B. CROWELL Charles B. Crowell	Director
/s/ RICHARD S. LANGDON Richard S. Langdon	Director

Signature	Title

/s/ R.J. BURGESS R.J. Burgess	Director
/s/ JOHN A. SCHMIT John A. Schmit	Director
/s/ STEVEN D. (DEAN) FURBUSH Steven D. (Dean) Furbush	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 31, 2011.

GASCO PRODUCTION COMPANY
By:	/s/ W. KING GRANT W. King Grant President and Chief Executive Officer

POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of W. King Grant and Peggy A. Herald, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 2011.

Signature	Title

/s/ W. KING GRANT W. King Grant	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ PEGGY A. HERALD Peggy A. Herald	Vice President and Chief Accounting Officer (Principal Financial Officer)
/s/ MICHAEL K. DECKER Michael K. Decker	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 31, 2011.

RIVERBEND GAS GATHERING, LLC MYTON OILFIELD RENTALS, LLC
By: GASCO ENERGY, INC., its Sole Member
By:	/s/ W. KING GRANT W. King Grant President and Chief Executive Officer

POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of W. King Grant and Peggy A. Herald, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 2011.

Signature	Title

/s/ W. KING GRANT W. King Grant	President and Chief Executive Officer and Director of Gasco Energy, Inc. (Principal Executive Officer)
/s/ PEGGY A. HERALD Peggy A. Herald	Vice President and Chief Accounting Officer of Gasco Energy, Inc. (Principal Financial Officer)
/s/ CHARLES B. CROWELL Charles B. Crowell	Director of Gasco Energy, Inc.

Signature	Title

/s/ RICHARD S. LANGDON Richard S. Langdon	Director of Gasco Energy, Inc.
/s/ R.J. BURGESS R.J. Burgess	Director of Gasco Energy, Inc.
/s/ JOHN A. SCHMIT John A. Schmit	Director of Gasco Energy, Inc.
/s/ STEVEN D. (DEAN) FURBUSH Steven D. (Dean) Furbush	Director of Gasco Energy, Inc.

INDEX TO EXHIBITS

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.

4.1		Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K dated December 31, 1999, filed on January 21, 2000, File No. 000-26321).

4.2		Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K/A dated January 31, 2001, filed on February 16, 2001, File No. 000-26321).

4.3		Certificate of Amendment to Articles of Incorporation dated June 21, 2005 (incorporated herein by reference to Exhibit 3.3 to the Company's Form 10-Q/A for the quarter ended June 30, 2005, filed on August 9, 2005, File No. 001-32369).

4.4		Certificate of Amendment to Articles of Incorporation dated September 20, 2010 (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K dated September 20, 2010, filed on September 20, 2010, File No. 001-32369).

4.5		Second Amended and Restated Bylaws of Gasco Energy, Inc., dated April 8, 2009 (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K dated April 8, 2009, filed on April 8, 2009, File No. 001-32369).

4.6		Certificate of Designation for Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.5 to the Company's Form S-1 Registration Statement dated April 16, 2003, filed April 17, 2003, File No. 333-104592).

4.7		Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock dated as of June 22, 2010 (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K dated June 22, 2010, filed on June 28, 2010, File No. 001-32369).

4.8	**	Form of Indenture for Senior Debt Securities.

4.9	**	Form of Indenture for Subordinated Debt Securities.

4.10	*	Form of Senior Debt Securities.

4.11	*	Form of Subordinated Debt Securities.

4.12	*	Form of Preferred Stock Certificate.

4.13	*	Form of Warrant and, if applicable, Warrant Agreement.

4.14	*	Form of Purchase Contract.

4.15	*	Form of Unit Agreement.

4.16	*	Form of Certificate of Designations.

4.17		Indenture dated as of October 20, 2004, between Gasco Energy, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 20, 2004, File No. 000-26321).

4.18		Form of Global Note representing $65 million principal amount of 5.5% Convertible Senior Notes due 2011 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 20, 2004, File No. 000-26321).

Exhibit No.	Description
4.19	Registration Rights Agreement dated October 20, 2004, among Gasco Energy, Inc., J.P. Morgan Securities Inc. and First Albany Capital Inc (incorporate by reference to Exhibit 4.10 to the Company's Form 10-Q for the quarter ended September 30, 2004 filed on November 12, 2004, File No. 000-26321).

4.20	Pledge and Security Agreement dated March 29, 2006 by and among Gasco Energy, Inc., Gasco Production Company, Riverbend Gas Gathering, LLC, Myton Oilfield Rentals, LLC and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K dated March 29, 2006, filed March 30, 2006, File No. 001-32369).

4.21	Indenture (including form of 2015 Note) dated as of June 25, 2010 between Gasco Energy, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to the Company's Form 8-K dated June 22, 2010, filed on June 28, 2010, File No. 001-32369).

4.22	First Supplemental Indenture dated as of September 22, 2010 (incorporated by reference to Exhibit 10.7 to the Company's Form 10-Q dated September 30, 2010, filed on November 2, 2010, File No. 001-32369).

4.23	Guaranty Agreement dated as of June 25, 2010 among Gasco Production Company, Riverbend Gas Gathering, LLC, and Myton Oilfield Rentals, LLC, in favor of Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K dated June 22, 2010, filed on June 28, 2010, File No. 001-32369).

4.24	Investor Rights Agreement dated as of June 25, 2010 among Gasco Energy, Inc., CNH CA Master Account, L.P. and AQR Absolute Return Master Account, L.P. (incorporated by reference to Exhibit 4.3 to the Company's Form 8-K dated June 22, 2010, filed on June 28, 2010, File No. 001-32369).

4.25	Credit Agreement dated March 29, 2006 by and among Gasco Energy, Inc., Gasco Production Company, Riverbend Gas Gathering, LLC, Myton Oilfield Rentals, LLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 4.1 to the Company's Form 8-K dated March 29, 2006, filed March 30, 2006, File No. 001-32369).

4.26	First Amendment to the Credit Agreement dated April 22, 2008 by and among Gasco Energy, Inc., Gasco Production Company, Riverbend Gas Gathering, LLC, Myton Oilfield Rentals, LLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (incorporated herein by reference to Exhibit 4.13 to the Company's Form 10-Q dated March 31, 2008, filed May 6, 2008, File No. 001-32369).

4.27	Second Amendment to the Credit Agreement, dated as of December 10, 2008, by and among by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K dated December 12, 2008, filed on December 12, 2008, File No. 001-32369).

4.28	Third Amendment to the Credit Agreement, dated as of May 14, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K dated May 15, 2009, File No. 001-32369).

Exhibit No.		Description
4.29		Fourth Amendment to the Credit Agreement, dated as of July 6, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to the Company's Form 8-K dated July 7, 2009, File No. 001-32369).

4.30		Fifth Amendment to the Credit Agreement, dated as of August 28, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to the Company's Form 8-K dated August 31, 2009, File No. 001-32369).

4.31		Sixth Amendment to the Credit Agreement, dated as of September 30, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to the Company's Form 8-K dated October 1, 2009, File No. 001-32369).

4.32		Seventh Amendment to the Credit Agreement, dated as of October 30, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to the Company's Form 10-Q dated September 30, 2009, File No. 001-32369).

4.33		Eighth Amendment to the Credit Agreement, dated as of December 1, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to the Company's Form 8-K dated December 1, 2009, File No. 001-32369).

4.34		Ninth Amendment to the Credit Agreement, dated as of February 1, 2010, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to the Company's Form 8-K dated February 1, 2010, File No. 001-32369).

4.35		Tenth Amendment to Credit Agreement dated as of June 22, 2010 by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.2 to the Company's Form 8-K dated June 22, 2010, filed on June 28, 2010, File No. 001-32369).

4.36		Eleventh Amendment to Credit Agreement dated as of November 3, 2010 by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K dated November 3, 2010, filed on November 9, 2010, File No. 001-32369).

5.1	**	Opinion of Dill Dill Carr Stonbraker & Hutching, P.C., as to the legality of the securities being registered.

5.2	**	Opinion of Vinson & Elkins L.L.P.

12.1	**	Computation of Ratio of Earnings to Fixed Charges.

Exhibit No.		Description
12.2	**	Computation of Ratio of Earnings to Fixed Charges and Preference Securities Dividends.

23.1	**	Consent of KPMG LLP.

23.2	**	Consent of Netherland, Sewell & Associates, Inc.

23.3	**	Consent of Dill Dill Carr Stonbraker & Hutching, P.C. (contained in Exhibit 5.1).

23.4	**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.2).

24.1	**	Powers of Attorney (included in the signature pages of this registration statement).

25.1	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture

25.2	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*
To be filed by amendment or as an exhibit to a subsequent current report on Form 8-K.

**
Filed herewith.

***
To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.